EXHIBIT 10.1

MUTUAL GENERAL RELEASE

Pursuant to and in consideration of the agreements of TESSCO Technologies Incorporated (together with its subsidiaries “TESSCO”) set forth in Annex 1 to this Mutual General Release, the undersigned (“Executive”), on behalf of himself, and his agents, executors, heirs, representatives, and successors, waives and releases any legally waivable claims, at law or in equity, charges, or causes of action, and any and all rights of any kin d that Executive has or may have had at any time through and including the date of Executive’s execution of this Release, against TESSCO, or its directors, shareholders, officers, agents, employees, parents, subsidiaries, affiliates, predecessors and successors, growing out of or in any way related to Executive’s employment, or the termination of that employment, or any agreement with TESSCO in respect of the foregoing. This waiver and release includes, but is not limited to:

(i)           Any claims for wrongful termination, defamation, intentional infliction of emotional distress, intentional interference with a contractual relationship, or any other common law claims;

(ii)          Any claims for the breach of any written, implied, or oral contracts, including but not limited to any contract of employment or contract regarding the terms or conditions thereof or compensation payable in connection therewith;

(iii)         Any claims of discrimination, harassment, or retaliation based on age, marital status, national origin, ancestry, race, religion, sex, sexual orientation, physical or mental disability, or medical condition;

(iv)         Except for payments and benefits expressly referenced in Annex 1, any claims for payments of any nature, including but not limited to wages, attorneys’ fees, costs, overtime pay, vacation pay, severance pay, commissions, bonuses, or the monetary equivalent of benefits;

(v)          Except for (x) the benefits expressly referenced in Annex 1 and (y) any vested benefits to which Executive is otherwise entitled under TESSCO’s employee benefit plans and programs, any claims or rights under any benefit plan or program of TESSCO;

(vi)         Except as expressly provided in Annex 1, any claims arising out of or under any Performance Stock Unit Agreement or other equity-based incentive agreement or program to which Executive is a party or in which Executive is or has been a participant;

(vii)        Any other claims for payments or benefits arising under the Severance and Restrictive Covenant Agreement dated February 9, 2009 (the “Severance Agreement”) between TESSCO and the undersigned; and

(viii)       Any and all claims that may arise under common law and all federal, state, and local statutes, ordinances, rules, regulations, and orders, including but not limited to any claim or cause of action at law or in equity based on the Fair Labor Standards Act; Title VII of the Civil Rights Act of 1964; the Age Discrimination in Employment Act; the Americans with Disabilities Act; the Civil Rights Acts of 1866, 1871 and 1991; the Rehabilitation Act of 1973; the Vietnam Era Veterans’ Readjustment Assistance Act of 1974; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; and the Family and Medical Leave Act, as each of them has been or may be amended, with the exclusion of any claim by Executive with respect to (a) monies retained in Executive’s 401(k) account pursuant to TESSCO’s 401(k) benefits program,. (b) Executive’s Consolidated Omnibus Budget Reconciliation Act (“COBRA”) benefits, and (c) any other benefits to which Executive is entitled, as a matter of law, after the termination of his employment.

To the fullest extent permitted or not prohibited by law, Executive waives his right: (a) to commence or prosecute any administrative agency claim, charge, or complaint or any lawsuit or other proceeding (including any arbitration proceeding) before any federal, state, or local court or administrative agency (each of the foregoing a “Proceeding”) against TESSCO on his own behalf; (b) to in any way volunteer to assist any individual or entity in commencing or prosecuting any Proceeding against TESSCO; and (c) to participate in any Proceeding commenced or prosecuted against TESSCO by any other individual or entity on his behalf, including any Proceeding commenced or prosecuted by any present or former employee or agent of TESSCO.

NOTWITHSTANDING ANY OTHER PROVISION HEREOF, nothing in this Release shall be deemed to modify, waive, or relieve Executive of any of Executive’s obligations under Section 3.7 or Section 4 of the Severance Agreement or impair any of TESSCO’s rights thereunder, which provisions of the Severance Agreement Executive expressly affirms shall remain, insofar as such provisions impose any obligations upon Executive, in full force and effect, enforceable against Executive in accordance with their terms.

Executive acknowledges that:

(i)           He has been advised that he has the right to consult with an attorney before executing this Release;

(ii)          Executive has twenty-one (21) calendar days within which to consider whether to sign this Release before its execution and acknowledges that such time period has been offered by TESSCO;

(iii)         Executive has seven (7) calendar days following execution of this Release to revoke it, by delivering a written notice of revocation to TESSCO; neither this Release nor TESSCO’s obligations set forth in Annex 1 (which is an integral part of and is hereby incorporated into this Release by reference) shall become effective or enforceable until such revocation period has expired; and TESSCO has offered such seven (7) calendar day revocation period; and

(iv)         PROVIDED that a written notice of revocation has not theretofore been delivered to TESSCO, this Release (including the provisions of Annex 1) will become final and binding on the parties on the eighth (8th) calendar day after it is signed and delivered to TESSCO by Executive (such date the “Effective Date”).

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TESSCO, for itself and on behalf of its agents, successors, and assigns, waives and releases any legally waivable claims, at law or in equity, charges, or causes of action, and any and all rights of any kind that TESSCO has or may have had at any time through and including the date of TESSCO’s execution of this Release, against Executive growing out of or in any way related to Executive’s employment, or the termination of that employment, or any agreement with Executive in respect of the foregoing. In no event, however, shall the foregoing be deemed a waiver or release of any rights or claims that TESSCO may hereafter have, or that may hereafter accrue to TESSCO, under the Severance Agreement or the TESSCO Code of Conduct or on account of any breach thereof by Executive occurring after the date of this Release, the provisions of which remain in full force and effect in accordance with their terms.

IN WITNESS WHEREOF, the parties have executed this Mutual General Release as of the day and year indicated below.

TESSCO TECHNOLOGIES INCORPORATED		EXECUTIVE:

By:	/s/ Robert B. Barnhill, Jr.	/s/David M. Young
	Robert B. Barnhill, Jr.	DAVID M. YOUNG
President and Chief Executive Officer

Date: December 24, 2012		Date: December 17, 2012

ANNEX 1

PROVIDED that Executive has not theretofore rescinded or revoked (or purport to rescind or revoke) the Mutual General Release to which this Annex 1 is attached and of which it is a part (the “Release”):

(i)
TESSCO shall pay to Executive not later than the third (3rd) business day after the Effective Date (as defined in the Release), in a lump sum, $102,424 as the prorated amount of any and all “Value Share” incentive compensation that may be due to Executive for the current fiscal year, less taxes that the Company is legally required to withhold;

(ii)
TESSCO shall pay to Executive not later than the third (3rd) business day after the Effective Date, in a lump sum, $499,125 (which amount Executive acknowledges is 1.65 times Executive’s annual base salary as of the date of termination of Executive’s employment), less taxes that the Company is legally required to withhold; and

(iii)
If Executive validly elects COBRA continuation coverage with respect to TESSCO’s group health plan and thereafter (x) pays (on a monthly basis) the portion of the cost of coverage that would be payable by similarly situated active employees and (y) continues to abide by the provisions of Section 3.7 and Section 4 of the Severance Agreement, TESSCO shall pay the remaining portion of the cost of such coverage for all periods through and including December 31, 2013 (or, if earlier, the date Executive’s COBRA continuation coverage is terminated). The amount so payable by Executive will be $367.04 per month through June 30, 2013, and is subject to adjustment on and after July 1, 2013.

IN ADDITION, TESSCO acknowledges that Executive will be afforded the opportunity to convert Executive’s existing group life and long-term care insurance coverages in accordance with the terms of the applicable group plans;

EXECUTIVE ACKNOWLEDGES THAT TESSCO has heretofore distributed to Executive a total of 30,563 shares of TESSCO common stock pursuant to Performance Stock Unit Agreements dated on or about April 24, 2009; April 23, 2010; and April 25, 2011 and that no further shares are distributable thereunder or under any other Performance Stock Unit Agreement to which Executive is a party.